DEAN HELLER
Secretary of State
206 North Carson Street
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

Entity #
E0321122006-2
Document Number:
20060268257-98

Date Filed:
4/27/2006 4:05:02 PM
In the office of
Dean Heller
Dean Heller
Secretary of State

Articles of Incorporation
(PURSUANT TO NRS 78)

ABOVE SPACE IS FOR OFFICE USE ONLY

1. **Name of Corporation:**	ROLLING STONE RETIREMENT COMMUNITY, INC.
2. **Resident Agent Name and Street Address:** *(must be a Nevada address where process may be served)*	Name: CSC SERVICES OF NEVADA, INC. Street Address: 502 EAST JOHN STREET; City: Carson City; State: Nevada; Zip Code: 89706 Optional Mailing Address: [illegible]; City: ; State: ; Zip Code:
3. **Shares:** *(number of shares corporation authorized to issue)*	Number of shares with par value: 50,000,000 Common; 20,000,000 Preferred Par value: $ 0.001 Number of shares without par value:
4. **Names & Addresses, of Board of Directors/Trustees:** *(attach additional page there is more than 3 directors/trustees)*	1. Name: MORRIS DIAMOND Street Address: 2541 MONROE AVE; City: ROCHESTER; State: NY; Zip Code: 14618 2. Name: Street Address: ; City: ; State: ; Zip Code: 3. Name: Street Address: ; City: ; State: ; Zip Code:
5. **Purpose:** *(optional-see instructions)*	The purpose of this Corporation shall be:
6. **Names, Address and Signature of Incorporator.** *(attach additional page there is more than 1 incorporator)*	Name: CSC SERVICES OF NEVADA, INC.; Signature: Norma Hill Address: 502 EAST JOHN STREET; City: CARSON CITY; State: NV; Zip Code: 89706
7. **Certificate of Acceptance of Appointment of Resident Agent:**	I hereby accept appointment as Resident Agent for the above named corporation. Norma Hill Authorized Signature of R. A. or On Behalf of R. A. Company; Date: 4/27/06

This form must be accompanied by appropriate fees.

ROSS MILLER
Secretary of State
204 North Carson Street, Ste 1
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

Certificate of Amendment

(PURSUANT TO NRS 78.385 AND 78.390)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Incorporation For Nevada Profit Corporations

(Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of corporation:

Rolling Stone Retirement Community, Inc.

2. The articles have been amended as follows (provide article numbers, if available):

Article 1 has been amended to read as follows: "Name of Corporation: Emergent Health Corp."

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the* articles of incorporation have voted in favor of the amendment is: 6,679,280

4. Effective date of filing (optional): 5/20/07

(must not be later than 90 days after the certificate is filed)

5. Officer Signature **(Required)**: X John V. Cappello

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless of limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.